Exhibit 4.2

STOCKHOLDERS AGREEMENT

OF

NOBLE ENVIRONMENTAL POWER, LLC

AUGUST 15, 2008

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SECTION 7.	DURATION OF AGREEMENT	28

SECTION 8.	INFORMATION RIGHTS	28
(a)	Financial Statements and Other Information	28
(b)	Confidential Information	29
(c)	Other Information	29

SECTION 9.	REGULATORY MATTERS	29
(a)	Cooperation of Other Stockholders	30
(b)	Covenant Not to Amend	30
(c)	Exception	30

SECTION 10.	EFFECTIVENESS OF AGREEMENT	31

SECTION 11.	DEFINITIONS	31

SECTION 12.	MISCELLANEOUS	38
(a)	Successors, Assigns and Transferees	38
(b)	Competitive Opportunity	38
(c)	Specific Performance	38
(d)	Governing Law	39
(e)	Submission to Jurisdiction; Waiver of Jury Trial	39
(f)	Descriptive Headings	39
(g)	Notices	39
(h)	Recapitalization, Exchange, Etc. Affecting the Company’s Shares	40
(i)	Counterparts	40
(j)	Severability	40
(k)	Amendment	41
(l)	Tax Withholding	42
(m)	Integration	42
(n)	Further Assurances	42
(o)	Interpretation	42
(p)	No Third Party Beneficiaries	42
(q)	No Recourse	43
(r)	Indemnification	43
(s)	Termination of Certain Other Agreements	44

SCHEDULES

1	—	SCHEDULE OF INVESTORS

EXHIBITS

A	—	FORM OF STOCKHOLDER JOINDER
B	—	AMENDED AND RESTATED REGULATORY SIDELETTER

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NOBLE ENVIRONMENTAL POWER, LLC
STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of August 15, 2008 and effective as of the Effective Time (as defined below), is by and among Noble Environmental Power, LLC, a Delaware limited liability company (including its successors, the “Company”), and the parties listed on Schedule I, as amended from time to time. Each party listed on Schedule I is sometimes referred to herein individually as an “Investor” and collectively as the “Investors” (and the terms “Investor” and “Investors” may also include other Persons, as provided in the definition of such terms in Section 11 hereof). The Company and the Investors are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties.”  The definitions of certain capitalized terms used herein are set forth in Section 11 hereto.

RECITALS

WHEREAS, as of the date of this Agreement, the Investors and the Company are parties to the Fifth Amended and Restated Limited Liability Company Operating Agreement, dated August 15, 2008 as amended from time to time (the “Operating Agreement”), and the Amended and Restated Members’ Agreement, dated December 21, 2007, as amended from time to time (the “Members’ Agreement”);

WHEREAS, the Company will convert into a Delaware corporation, and in connection therewith each unit (“Unit”) of the Company shall be converted into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) pursuant to the terms of the Operating Agreement and a certificate of incorporation of the Company (as may be amended from time to time, the “Certificate of Incorporation”) that will be made effective at the Effective Time;

WHEREAS, the Company is contemplating registering shares of Common Stock, for sale to the public in an initial public offering (the “Initial Public Offering”) pursuant to a Registration Statement of the Company to be filed on Form S-1 with the Securities and Exchange Commission; and

WHEREAS, each of the Investors and the Company desire to provide for certain matters relating to their respective current and future holdings of Common Stock and the governance of the Company after the Initial Public Offering;

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1.                        BOARD RIGHTS; INVESTOR RIGHTS; AND MANAGEMENT ARRANGEMENTS

(a)                                  Board of Directors. From and after the Effective Time, each Investor, severally and not jointly, in its capacity as a stockholder of the Company, agrees to vote or otherwise give such Investor’s consent in respect of all Common Stock (whether now or hereafter acquired) held of record or beneficially owned by such Investor and to take all such Necessary Action, and the Company shall take all Necessary Action, in order to cause:

(i)                                     the authorized number of directors on the board of directors of the Company (the “Board”) to be (x) ten (10) directors immediately after the Effective Time, (y) eleven (11) directors within ninety (90) days after the Effective Time and (z) thirteen (13) directors within one (1) year after the Effective Time, in accordance with this Section 1(a), subject, in each case, to a decrease or an increase in the size of the Board necessary to comply with the NASDAQ Global Market listing requirements following a Controlled Company Disqualification and/or to comply with clause (ii) below;

(ii)                                  the election to the Board of:

(A)                              that number of directors designated by the JPMP Investor (each, a “JPMP Designee”) which when added to the number of JPMP Designees who are then directors and will continue to serve as directors without regard to such vote, consent or Necessary Action is: (x) up to five (5) so long as (a) the JPMP Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), collectively owns Shares representing at least 10% of the shares of Common Stock outstanding, (b) there shall not have occurred a Controlled Company Disqualification and (c) there are either one (1) or two (2) Independent Directors pursuant to Section 1(a)(ii)(E); (y) up to six (6) so long as (a) the JPMP Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), collectively owns Shares representing at least 10% of the shares of Common Stock outstanding, (b) there shall not have occurred a Controlled Company Disqualification and (c) there are three (3) or more Independent Directors pursuant to Section 1(a)(ii)(E) and Section 1(A)(ii)(F); or (z) up to three (3) so long as the JPMP Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), collectively owns Shares representing at least 5% of the shares of Common Stock outstanding and is not otherwise entitled to appoint JPMP Designees pursuant to clauses (x) or (y) of this Section 1(a)(ii)(A); provided, that there shall be no JPMP Designees if the total number of Shares owned by the JPMP Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), represents less than 5% of the shares of Common Stock outstanding; provided, further, that the designation of JPMP Designees is a right but not an obligation of the JPMP Investor. The right of the JPMP Investor to designate JPMP Designees shall be transferable to a Permitted Transferee of the JPMP Investor but to no other transferee;

(B)                                that number of directors designated by the CPPIB Investor (each, a “CPPIB Designee”) which when added to the number of CPPIB Designees who are then directors and will continue to serve without regard to such vote, consent or Necessary Action is: (x) up to two (2) so long as the CPPIB Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of

Permitted Transfer), collectively own Shares representing at least 10% of the shares of Common Stock outstanding and there shall not have occurred a Controlled Company Disqualification; or (y) one (1) so long as the CPPIB Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), collectively owns Shares representing at least 5% of the shares of Common Stock outstanding and is not otherwise entitled to appoint CPPIB Designees pursuant to clauses (x) of this Section 1(a)(ii)(B); provided, that there shall be no CPPIB Designees if the total number of Shares owned by the CPPIB Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), represents less than 5% of the shares of Common Stock outstanding; provided, further, that the designation of CPPIB Designees is a right but not an obligation of the CPPIB Investor. The right of the CPPIB Investor to designate CPPIB Designees shall be transferable to a Permitted Transferee of the CPPIB Investor but to no other transferee;

(C)                                the Executive Chairman(1), who shall be designated by the JPMP Investor for so long as the JPMP Investor is entitled to designate at least three (3) JPMP Designees pursuant to Section 1(a)(ii)(A), it being agreed that the designation of the Executive Chairman is a right but not an obligation of the JPMP Investor and that the JPMP Investor’s right to designate the Executive Chairman shall not count towards the number of directors that the JPMP Investor is entitled to appoint pursuant to Section 1(a)(ii)(A);

(D)                               the Chief Executive Officer(2) of the Company;

(E)                                 a number of directors designated and determined by a majority of the board of directors to be independent consistent with the NASDAQ Manual Section 4200 (each, an “Independent Director”) as follows: (x) one (1) Independent Director, designated promptly after the Effective Time (the “First Independent Director”); (y) two (2) Independent Directors designated by a majority of the board of directors within ninety (90) days after the Effective Time (including the designee described in clause (x)); and (z) three (3) Independent  Directors designated by a majority of the board of directors within one (1) year after the Effective Time (including the two (2) designees described in clause (y)); and

(F)                                 such number of additional Independent Directors as determined by a majority of the directors on the Board upon recommendation of the Nominating and Corporate Governance Committee; provided, however, that the Board shall not designate more than three additional Independent Directors if such designation would cause the Board to have more than thirteen (13) authorized directors in total;

(1)          The initial Executive Chairman shall be Charles Hinckley.

(2)          The initial Chief Executive Officer shall be Walt Howard.

all of the foregoing designees shall hold office, subject to their earlier removal in accordance with Section 1(a)(iii) and applicable law, until their respective successors shall have been elected;

(iii)                               the removal from the Board (with or without cause) of any director upon the written request to the Board of the Investor having the right to designate such director, including the removal of the Executive Chairman upon the written request of the JPMP Investor;

(iv)                              upon any vacancy in the Board as a result of any individual designated by the JPMP Investor or the CPPIB Investor pursuant to clause (ii) above ceasing to be a member of the Board, whether by resignation, death, disability, disqualification or otherwise (but not as a result of the loss of a right to appoint a designee pursuant to Section 1(a)(ii) and/or the removal of a director pursuant to Section 1(a)(v)), the election to the Board of an individual (including the Executive Chairman) designated by the JPMP Investor or the CPPIB Investor, as applicable depending on whether such vacancy was previously held by a JPMP Director or a CPPIB Director;

(v)                                 the removal from the Board (with or without cause) of the appropriate number of JPMP Designees and CPPIB Designees as directors, as applicable, in the event that the right to designate (x) any of the JPMP Designees that the JPMP Investor is entitled to designate pursuant to Section 1(a)(ii)(A) or (y) any of the CPPIB Designees that the CPPIB Investor is entitled to designate pursuant to Section 1(a)(ii)(B), shall have terminated, in each case, to the extent that a sufficient number of JPMP Designees or CPPIB Designees, as applicable, have not resigned from the Board, it being understood and agreed that in the event of any such loss of entitlement, the JPMP Investor or the CPPIB Investor, as applicable, shall designate for removal, and use commercially reasonable efforts to cause the removal of, such JPMP Designees or CPPIB Designees, as applicable, immediately following such loss of entitlement; provided, that upon the occurrence of a Controlled Company Disqualification such that the JPMP Investor and the CPPIB Investor would lose all rights to designate directors (except pursuant to Section 1(a)(ii)(A)(z) or Section 1(a)(ii)(B)(y)), the resignation or removal of the JPMP Designees and CPPIB Designees shall instead be controlled by Section 1(b);

(vi)                              upon any vacancy in the Board as a result of any Independent Director or the Chief Executive Officer ceasing to be a member of the Board, whether by resignation, termination of employment, death, disability, disqualification, removal or otherwise, the election to the Board of an individual nominated by the Board (or the Nominating and Corporate Governance Committee of the Board ).

(b)                                 Controlled Company Disqualification Event. If, immediately prior to a Controlled Company Disqualification, the membership of the Board at such time would not comply with the listing requirements of the NASDAQ Global Market, (A) each of the JPMP Investor and the CPPIB Investor shall choose one (1) of their respective designees to be removed from the Board following a Controlled Company Disqualification, after giving effect to applicable transition periods, if any, (unless such removal would cause the CPPIB Investor to have no remaining designees, in which case the sole remaining CPPIB Designee shall not be removed unless the CPPIB Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), holds fewer than 5% of the shares of Common Stock outstanding) and (B) the directors remaining in office shall elect Independent Directors to fill each of the vacancies created by such resignations following a Controlled Company Disqualification (after giving effect to applicable transition periods, if any). If, after giving effect to the foregoing, the membership of the Board would still not comply with the requirements of the NASDAQ Global Market (after giving effect to applicable transition periods, if any), each Investor, severally and not jointly, in its capacity as a stockholder of the Company, agrees to vote or otherwise give such Investor’s consent in respect of all Common Stock (whether now or hereafter acquired) held of record or beneficially owned by such Investor and to take all such Necessary Action, and the Company shall take all Necessary Action to cause the Company to comply with the NASDAQ Global Market listing requirements with respect to the composition of the Board (after giving effect to applicable transition periods, if any) by either (x) causing additional JPMP Designees to be removed or (y) increasing the size of the Board, or both; provided, that so long as the JPMP Investor, together with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), holds at least 5% of shares of Common Stock outstanding and there shall exist three (3) or fewer JPMP Designees on the Board, no additional JPMP Designees shall be removed pursuant to this Section 1(b) without the consent of the JPMP Investor.

(c)                                  Classified Board. The Certificate of Incorporation and the by-laws of the Company will, at the Effective Time, provide that the directors of the Company, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible. One class’s (“Class I”) term will expire at the first annual meeting of the stockholders following the date hereof, another class’s (“Class II”) term will expire at the second annual meeting of the stockholders following the date hereof and another class’s (“Class III”) term will expire at the third annual meeting of stockholders following the date hereof; provided, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual meeting of stockholders of the Company, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of such directors’ election. The directors designated pursuant to Section 1(a)(ii) shall initially be allocated among the three (3) classes of the Board as follows: (i) the Executive Chairman, the Chief Executive Officer and the First Independent Director shall be allocated to Class I; (ii) two (2) JPMP Designees and one (1) CPPIB Designee shall be allocated to Class II; (iii) up to three (3) JPMP Designees and one (1) CPPIB Designee shall be allocated to Class III; and (iv) the Independent Directors shall be allocated as evenly as possible in ascending order among Class I, Class II and Class III, and each additional JPMP Designee that JPMP Investor elects to designate with such Independent Directors pursuant to Section 1(a)(ii)(A) shall also be allocated as evenly as possible.

(d)                                 Committees. The Parties agree to take all Necessary Action to cause the creation and maintenance of, until a Controlled Company Disqualification: (A) an Audit Committee of the Board (the “Audit Committee”) consisting of (I) at the Effective Time, the First Independent Director, two (2) JPMP Designees (who shall initially be Christopher Behrens and John Warner)

and one (1) CPPIB Designee, (II) within three (3) months after the Effective Time, the First Independent Director and one additional Independent Director and one (1) JPMP Designee and (III) within twelve (12) months after the Effective Time, the First Independent Director and two Independent Directors; (B) a Compensation Committee of the Board (the “Compensation Committee”) consisting of two (2) JPMP Designees (who shall initially be Christopher Behrens and Stephen Murray), one (1) CPPIB Designee and, within twelve (12) months after the Effective Time, an Independent Director; provided, that if the JPMP Investor or the CPPIB Investor no longer has the right to appoint at least one (1) JPMP Designee or CPPIB Designee, as applicable, the JPMP Designee or the CPPIB Designee, as applicable, may be removed from the Compensation Committee by the Board and replaced with a director designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee; and (C) a Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) consisting of two (2) JPMP Designees (who shall initially be Nancy-Ann DeParle and Stephen Murray), one (1) CPPIB Designee and the Executive Chairman and, within twelve (12) months after the Effective Time, an Independent Director; provided, that if the JPMP Investor or the CPPIB Investor no longer has the right to appoint at least one (1) JPMP Designee or CPPIB Designee, as applicable, the JPMP Designee or the CPPIB Designee, as applicable, may be removed from the Nominating and Corporate Governance Committee by the Board and replaced with a director designated by the Board. Following a Controlled Company Disqualification (after giving effect to applicable transition periods, if any), the JPMP Designees, the CPPIB Designees, the Chief Executive Officer and the Executive Chairman who are members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be removed from such committees by the JPMP Investor, the CPPIB Investor and the Board, as applicable, to the extent necessary to comply with applicable law and NASDAQ Global Market listing requirements and shall be replaced with directors designated by the Board.

(e)                                  Compliance. Notwithstanding anything in this Agreement to the contrary, the Board and all committees of the Board will operate in such a way as to permit the Company to comply with applicable laws and maintain its listing on the NASDAQ Global Market.

SECTION 2.                        TRANSFERS

(a)                                  Transfer Restrictions. Each of the Investors agrees and acknowledges that, except as provided in this Section 2, it will not, directly or indirectly (through one or more of its Affiliates or otherwise), Transfer any Shares except:

(i)                                     for Transfers made by the JPMP Investor or the CPPIB Investor and their Permitted Transferees in compliance with and subject to the provisions of Sections 3 and 4;

(ii)                                  for Transfers made by an Investor (other than the JPMP Investor or the CPPIB Investor) after the second anniversary of the Effective Time; provided that such Investor (other than the JPMP Investor or the CPPIB Investor), does not Transfer pursuant to the foregoing more than fifty percent (50%) of the Shares held by such Investor (which shall, in the case of an Executive, only apply to the vested Shares so held) at the Effective Time prior to the date that is six months following the second anniversary of the Effective Time;

(iii)                               if the JPMP Investor or its Permitted Transferee (as contemplated by clause (ii) of the definition of Permitted Transfer) Transfers any Shares (other than a Transfer contemplated by clauses (ii) or (iii) of the definition of Permitted Transfer) after the Effective Time (whether directly or through the exercise of its Tag-Along Rights pursuant to Section 4), each of the Other Investors (a Non-Selling Investor pursuant to Section 4 or otherwise) may transfer up to a number of Shares equal to the same percentage of the Shares held by such Other Investor as of the Effective Time (that, in the case of the Executives, have vested at the time of such contemplated Transfer) as is equal to the percentage that the aggregate number of Shares so Transferred by the JPMP Investor or its Permitted Transferee (which is a Permitted Transferee as contemplated by clause (ii) of the definition of Permitted Transfer) (other than a Transfer contemplated by clauses (ii) or (iii) of the definition of Permitted Transfer) represents of the number of Shares held by the JPMP Investor and its Permitted Transferees (which are Permitted Transferees under clause (ii) of the definition of Permitted Transfer) at the Effective Time;

(iv)                              for Transfers made by an Investor with the prior approval of the Board in compliance with and subject to the provisions of Sections 3 and 4;

(v)                                 for Permitted Transfers (other than Transfers described in clause (iv) of the definition of Permitted Transfer) in compliance with and subject to the provisions of Sections 3 and 4;

(vi)                              for Transfers made by an Investor pursuant to and in accordance with the terms of Section 5, except, prior to the date that is six months following the second anniversary of the Effective Time, for Transfers that are initiated by an Investor (other than the JPMP Investor or the CPPIB Investor) acting as a Demand Investor exercising Demand Registration Rights hereunder, which Transfers shall be subject to the restrictions set forth in Section 2(a)(ii); or

(vii)                           for Transfers made by (or for the benefit of) an Investor who is also an Executive (or in the case of a trust which is an Investor, the grantor of the trust is an Executive, or in the case of Rockfield, a member thereof is also an Executive, but in that case only with respect to a percentage of the Shares held by Rockfield not exceeding the Executive’s percentage interest in Rockfield) following his or her death or Disability (as such term is defined in the Restricted Stock Agreement entered into between the Executive and the Company).

For the avoidance of doubt, each of the Other Investors may Transfer shares pursuant to Section 3 or Section 4 if such Transfer would otherwise be permitted by this Section 2(a).

(b)                                 Additional Transfer Restrictions. Notwithstanding the foregoing, no Investor shall, directly or indirectly (through one or more of its Affiliates or otherwise), Transfer any Shares (other than in a Transfer pursuant to a Public Sale), without the prior written consent of the

Requisite Stockholder Majority, to any Person that competes in any material respect with the business conducted by the Company or any of its Subsidiaries at the time of such proposed Transfer.

(c)                                  Rockfield Financing. Notwithstanding any other provision of this Agreement to the contrary, the pledge of the member interests of Rockfield to its financing sources in existence (or specifically contemplated) on the date hereof or permitted assignees thereof, the pledge of the Shares held by Rockfield to its financing sources in existence (or specifically contemplated) on the date hereof or permitted assignees thereof, and any foreclosure thereon or in connection therewith, shall not be considered a Transfer in violation of this Section 2 or otherwise in violation of this Agreement; provided, that such financing source or permitted assignees thereof agrees upon a foreclosure of Shares held by Rockfield within two years and six months of the Effective Date with the Parties to be bound by and to comply with this Agreement but solely in respect of such Shares. Notwithstanding the foregoing, in no event shall such foreclosing party or the recipient of securities in connection with such foreclosure be subject to the provisions of Section 1 of this Agreement.

(d)                                 Transfer Notice. Prior to any proposed Transfer of any Shares that is not made pursuant to a Public Sale, the Investor holding such Shares to be Transferred shall give written notice to the Company of its intention to effect such Transfer (the “Transfer Notice”). Such Transfer Notice shall set forth in reasonable detail the terms and conditions of such proposed Transfer, including (i) the percentage of such Investor’s Shares that would be Transferred, (ii) the number of Shares proposed to be Transferred (the “Offered Shares”), (iii) the proposed amount and form of consideration to be paid for the Offered Shares and (iv) all other material terms of the proposed Transfer. In the event that the terms and/or conditions set forth in the Transfer Notice are thereafter amended in any material respect, the Transfer Notice shall be of no further force and effect and the transferring Investor shall give a new Transfer Notice containing such amended terms and conditions. Subject to compliance with Section 2, 3 and 4 (including any applicable time periods set forth in those Sections), and subject to Section 5(c), the Investor holding such Shares to be Transferred shall have the right, after receipt by the Company and the other Investors of the Transfer Notice, to Transfer Shares in accordance with the terms set forth in such Transfer Notice.

SECTION 3.                        DRAG-ALONG RIGHTS

(a)                                  Drag-Along Right. At any time prior to the fifth anniversary of the Effective Time, so long as any group of Investors and their Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer) hold in the aggregate at least fifty percent (50%) of the outstanding shares of the Stock, such group (collectively, the “Drag-Along Sellers”) may require each other Investor (the “Required Sellers”) to participate in any Major Sale to an Independent Third Party (a “Drag-Along Transferee”) in a bona fide arm’s length transaction or series of transactions (including pursuant to a stock sale, asset sale, recapitalization, tender offer, merger or other business combination transaction or otherwise) (such transaction or series of transactions, an “Exit Sale”) at the purchase price and upon the terms and subject to the conditions of the Exit Sale (all of which shall be set forth in the Drag-Along Notice and which may not be less favorable to the Required Sellers than the terms applicable to the Drag-Along Sellers). In connection with an Exit Sale, the Company may also require each Required Seller to vote in favor of such Exit Sale or act by written consent approving the same with respect to all Shares owned by such Required Seller, as necessary or desirable to authorize, approve and adopt the Exit Sale. Without limiting the foregoing, if an Exit Sale requires the approval of the Company’s stockholders, each Investor shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Exit Sale. In the event that an Exit Sale is proposed pursuant to this Section 3, all outstanding proposals to Transfer Shares outside of such Exit Sale shall immediately be withdrawn and no Transfer of Shares outside of such Exit Sale shall be consummated until the expiration of the time period provided for in Section 3(d). The consummation of an Exit Sale by the Drag-Along Sellers shall be subject to the sole discretion of the Drag-Along Sellers, who shall have no liability or obligation whatsoever (other than compliance with this Section 3) to any Required Sellers participating therein in connection with such Required Sellers’ Transfer of Shares.

(b)                                 Notice. The rights set forth in Section 3(a) shall be exercised by the Drag-Along Sellers giving written notice (the “Drag-Along Notice”) to each Required Seller and the Company, at least ten (10) Business Days prior to the date on which the Drag-Along Sellers expect to consummate the Transfer giving rise to such Drag-Along Right. In the event that the terms and/or conditions set forth in the Drag-Along Notice are thereafter amended in any material respect, the Drag-Along Sellers shall give written notice (an “Amended Drag-Along Notice”) of the amended terms and conditions of the proposed Transfer to each Required Seller and the Company. Each Drag-Along Notice and Amended Drag-Along Notice shall set forth:  (i) the name of the Drag-Along Transferee and the amount of Shares proposed to be purchased by such Drag-Along Transferee, (ii) the proposed amount and type of consideration and material terms and conditions of payment offered by the Drag-Along Transferee, and (iii) a summary of any other material terms pertaining to the Transfer.

(c)                                  Exercise. All Transfers of Shares to the Drag-Along Transferee pursuant to this Section 3 shall be consummated simultaneously at the offices of the Company, unless the Drag-Along Sellers elect otherwise, on the later of (i) a Business Day not less than ten (10) nor more than sixty (60) days after the Drag-Along Notice is received by such Required Sellers and the Company or (ii) the third Business Day following receipt of all material Governmental Approvals and any approval of the Company’s stockholders as may be required by applicable law, or at such other time and/or place as each of the parties to such Transfers may agree. The delivery of stock certificates shall be made on such date, against payment of the purchase price for such Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Drag-Along Sellers and the Company, with all stock transfer taxes paid and stamps affixed. Each Required Seller shall receive the same form and amount of consideration received by the Drag-Along Sellers per Share. To the extent that the Parties (or any successors thereto) are to provide any indemnification or otherwise assume any other post-closing liabilities, the Drag-Along Sellers and all Required Sellers selling Shares in a transaction under this Section 3 shall do so severally and not jointly (and on a pro rata basis in accordance with the Shares being sold by each) and their respective potential liability thereunder shall not exceed the proceeds received. Furthermore, each Required Seller shall only be required to give customary representations and warranties, including title to Shares conveyed, legal authority and capacity, and non-contravention of other agreements to which it is a party, with respect to which indemnification or other post-closing liabilities shall be several and not joint (and only as to the representations and warranties given by such Required Seller) and their respective potential liability thereunder shall not exceed the proceeds received; provided, that in connection with such transaction no Investor shall be required to enter into any non-competition agreement. Each Required Seller shall be required to enter into any instrument, undertaking or obligation necessary or reasonably requested and deliver all documents necessary or reasonably requested in connection with such sale (as specified in the Drag-Along Notice) in compliance with this Section 3.

(d)                                 Time Limitation. If at the end of the 90th day after the receipt of the Drag-Along Notice or, if applicable, the Amended Drag-Along Notice, the Drag-Along Sellers have not completed the proposed Transfer, the Drag-Along Notice or Amended Drag-Along Notice, as applicable, shall be null and void, and it shall be necessary for a separate Drag-Along Notice to be delivered, and the terms and provisions of this Section 3 separately complied with, in order to consummate such Transfer pursuant to this Section 3; provided, that such ninety (90) day time period may be extended at the option of the Drag-Along Sellers for a reasonable period of time not to exceed an additional one hundred eighty (180) days to the extent that the failure to complete the proposed Transfer has resulted from the failure to obtain the necessary Governmental Approvals or, if applicable, hold a meeting of the Company’s stockholders as may be required by applicable law, with respect to the Exit Sale.

(e)                                  Investor Expenses. The Company will pay the reasonable fees and expenses of legal counsel (and such local counsel as may be appropriate) for each of the Principal Investors and Rockfield in connection with any transaction that is the subject of this Section 3.

SECTION 4.                        TAG-ALONG RIGHTS

(a)                                  Notice. Subject to Section 4(d), if at any time, prior to the fifth anniversary of the Effective Time, the JPMP Investor or the CPPIB Investor (or their Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer)) proposes to Transfer Shares held by such Investor (a “Tag-Along Seller”) to any Person, whether in one transaction or in a series of related transactions, then such Tag-Along Seller shall comply with the provisions of this Section 4. In addition to the information required to be provided in the Transfer Notice pursuant to Section 2(d), the Tag-Along Seller shall provide additional information with respect to the proposed Transfer as reasonably requested by the Non-Selling Investors to the Company. Following receipt of such additional information, the Company shall promptly deliver such additional information to the Non-Selling Investors.

(b)                                 Tag-Along Right. The Company shall give each Investor other than the Tag-Along Seller (collectively, the “Non-Selling Investors”) a notice within two (2) Business Days after the receipt of the Transfer Notice informing such Non-Selling Investor of their opportunity to participate in a tag-along sale pursuant to this Section 4, which notice shall include a copy of the Transfer Notice. The Non-Selling Investors shall have the right, exercisable upon written notice to the Tag-Along Seller within seven (7) Business Days of the receipt of the Transfer Notice by the Non-Selling Investors (the “Tag-Along Election Period”) to elect to participate in the proposed Transfer by the Tag-Along Seller to any Person (the “Tag-Along Transferee”) on the terms and conditions set forth in such Transfer Notice (such participation rights being hereinafter referred to as “Tag-Along Rights”), it being understood that the foregoing shall not require a Non-Selling Investor to transfer or assign any right to which such Non-Selling Investor is not entitled pursuant to this Agreement or in violation of any provision of this Agreement or to perform any other act of which it is incapable in order to exercise its Tag-Along Right. Any Non-Selling Investor that has not notified the Tag-Along Seller of its intent to exercise Tag-Along Rights within the Tag-Along Election Period shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the sale contemplated by such Transfer Notice, and the Tag-Along Seller and the Non-Selling Investors who have exercised such Tag-Along Rights shall thereafter be free to Transfer to the Tag-Along Transferee at a per share price no greater than the per share price set forth in the Transfer Notice with respect to such Transfer and on other terms and conditions that are not materially more favorable to the Tag-Along Seller and the Non-Selling Investors who have exercised such Tag-Along Rights than those set forth in such Transfer Notice, without any further obligation to such Non-Selling Investor(s) pursuant to this Section 4(b) that have not provided notice to exercise Tag-Along Rights. Each Non-Selling Investor that elects to exercise Tag-Along Rights may participate with respect to the Shares owned by such Non-Selling Investor in an amount equal to the product obtained by multiplying (i) the aggregate number of Shares owned by such Non-Selling Investor on the date of the sale by (ii) a fraction, the numerator of which is equal to the number of Shares proposed to be sold by the Tag-Along Seller and the denominator of which is the aggregate number of Shares owned by the Tag-Along Seller (the “Eligible Shares”). If one or more Non-Selling Investors elects not to include the maximum number of Eligible Shares in a proposed sale, the Tag-Along Seller shall give prompt notice to each other participating Non-Selling Investor and each of such participating Non-Selling Investors may sell in the proposed sale a number of additional Shares owned by it equal to its pro rata portion (based upon the aggregate number of Shares owned by such Non-Selling Investor relative to the aggregate number of Shares owned by all Investors) of the number of Shares eligible to be included, but not included, in the proposed Transfer by the Non-Selling Investors not including their maximum number of Eligible Shares. Such additional Shares which any such Non-Selling Investor proposes to sell shall not be included in the calculation of Eligible Shares of such Non-Selling Investor. To the extent that the total number of Shares proposed to be sold by the Tag-Along Seller and the number of Eligible Shares proposed to be Transferred by all of the Non-Selling Investors collectively exceeds the number of Shares that the Tag-Along Transferee is willing to acquire, the number of Shares that the Tag-Along Seller and each Non-Selling Investor propose to Transfer will be reduced pro rata based upon the relative number of Shares that the Tag-Along Seller and each such Non-Selling Investor had proposed to Transfer.

(c)                                  Exercise. At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section 4, the delivery of stock certificates shall be made on such date by the Tag-Along Seller and such Non-Selling Investors exercising Tag-Along Rights, against payment of the purchase price for such Shares (directly or through the Company’s transfer agent), duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Tag-Along Transferee and the Company, with all stock transfer taxes paid and stamps affixed. The consummation of such proposed Transfer shall be subject to the sole discretion of the Tag-Along Seller, who shall have no liability or obligation whatsoever (other than compliance with this Section 4) to any Non-Selling Investor participating therein in connection with such Non-Selling Investor’s Transfer of Shares. Each Non-Selling Investor exercising Tag-Along Rights shall receive the same amount and form of consideration received by the Tag-Along Seller per each Share on the same terms and conditions as the Tag-Along Seller. To the extent that the Parties (or any successors thereto) are to provide any indemnification or otherwise assume any other post-closing liabilities, the

Tag-Along Seller and all Non-Selling Investors exercising Tag-Along Rights shall do so severally and not jointly (and on a pro rata basis in accordance with the Shares being Transferred by each), and their respective potential liability thereunder shall not exceed the proceeds received. Furthermore, each Non-Selling Investor shall only be required to give customary representations and warranties, including title to Shares conveyed, legal authority and capacity, and non-contravention of other agreements to which it is a party, with respect to which indemnification or other post-Closing liabilities shall be several and not joint (and only as to the representations and warranties given by such Non-Selling Investor) and their respective potential liability thereunder shall not exceed the proceeds received; provided, that in connection with such transaction no Investor shall be required to enter into any non-competition agreement. If any Governmental Approval is required in connection with any such Transfer of Shares and such Governmental Approval has not been completed or obtained on or prior to the date scheduled for closing, the closing of Transfer of Shares shall take place on the third Business Day after such Governmental Approval has been completed or obtained. Each participating Investor shall be required to enter into any instrument, undertaking, obligation or make any filing necessary or reasonably requested and deliver all documents necessary or reasonably requested in connection with such Transfer (as specified in the Transfer Notice) as a condition to the exercise of such holder’s rights to Transfer Shares under this Section 4.

(d)                                 Certain Restrictions. Notwithstanding the foregoing, no Tag-Along Rights of any Investor (other than, in the case of clause (v), the JPMP Investor, and, if the JPMP Investor has exercised its rights under this Section 4, Rockfield) shall apply hereunder with respect to (v) any Transfer made by the CPPIB Investor prior to the second anniversary of the date hereof, (w) any Permitted Transfer within the meaning of clauses (ii), (iii) or (iv) of the definition of Permitted Transfer, (x) any Transfer pursuant to a Public Sale, (y) any Exit Sale in which Drag-Along Sellers have exercised in full their drag-along rights pursuant to Section 3, including any public tender offer launched by a third party or (z) any Transfer made by the JPMP Investor or the CPPIB Investor, if immediately prior to such Transfer such Transferring Person (along with its Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer)) no longer holds at least 5% of the shares of Common Stock outstanding.

(e)                                  Time Limitation. If at the end of the 90th day after the end of the Tag-Along Election Period the Tag-Along Seller has not completed the proposed Transfer, the Transfer Notice shall be null and void, and it shall be necessary for a separate Transfer Notice to be delivered, and the terms and provisions of this Section 4 separately complied with, in order to consummate such Transfer pursuant to this Section 4; provided, that such ninety (90) day time period may be extended at the option of the Tag-Along Seller for a reasonable period of time not to exceed an additional one hundred eighty (180) days to the extent that the failure to complete the proposed Transfer has resulted from the failure to obtain the necessary Governmental Approvals with respect to the Transfers.

(f)                                    Investor Expenses. The Company will pay the reasonable fees and expenses of legal counsel (and such local counsel as may be appropriate) for each of the Principal Investors and Rockfield in connection with any transaction that is the subject of this Section 4.

SECTION 5.         REGISTRATION RIGHTS

(a)           Demand Registrations.

(i)            Right to Demand Registration.  Subject to the terms of any holdback agreement as provided in Section 5(c) and the limitations provided in this Section 5(a), each Investor shall have the right at any time following the Effective Time to make a written request of the Company for registration (including a Shelf Registration) with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Stock beneficially owned and held of record by such Investor (each a “Demand Registration” and such Investor, the “Demanding Investor”); provided, that the Company may defer such Demand Registration for a single period not to exceed ninety (90) days during any one-year period if (x) the Board determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company, including interfering with any pending or potential acquisition or disposition by the Company, or a securities offering of the Company (a “Potential Transaction”), (y) the Board determines in the exercise of its reasonable judgment after consultation with its outside counsel that, during the pendency of a Potential Transaction, the disclosure of such Potential Transaction would be required in connection with such Demand Registration within forty-eight (48) hours after the Company’s receipt of such Demand Registration request and that such disclosure would have a material adverse effect on such Potential Transaction or (z) the Company is in possession of material non-public information, and the Board determines in its reasonable judgment after consultation with outside counsel that the disclosure of such material non-public information would be required in connection with such Demand Registration and that such disclosure would be detrimental to the Company.  Within five (5) days after receipt of the request for a Demand Registration in accordance with Section 5(a)(i), the Company will send written notice (the “Demand Notice”) of such registration request and its intention to comply therewith to all of the Investors and, subject to Section 5(a)(iii) below, the Company will include in such registration all the Registrable Stock with respect to which the Company has received written requests from any Investors for inclusion therein within twenty (20) Business Days after the date such Demand Notice is received.  All requests made pursuant to this Section 5(a)(i) will specify the aggregate quantity of Registrable Stock requested to be registered.  If any Investor is not initially a Demanding Investor but would otherwise qualify to be a Demanding Investor in accordance with this Section 5(a) (including with respect to the value of the Registrable Stock to be sold by that particular Investor), then such Investor may elect in its request to the Company to participate in the registration to be treated as a Demanding Investor.  Upon receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to effect registration of the Registrable Stock to be registered in accordance with the intended method of distribution specified in writing by the Demanding Investor as soon as practicable and to maintain the effectiveness of such registration until the first to occur of (A) the completion of such distribution or (B) ninety (90) days (one-hundred eighty (180) days in the case of a Shelf Registration); provided, however, that if the Company becomes and is at the time of its receipt of a Demand Notice a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to file an “automatic shelf registration statement” (as defined in Rule 405 promulgated under the Securities Act), the Company shall cause any Shelf Registration pursuant to this Section 5 to be effected pursuant to an “automatic shelf registration statement” (as defined in Rule 405 promulgated under the Securities Act).  If available to the Company, the Company will effect such registration on Form S-3 or any equivalent or successor form under the Securities Act in which event it shall use its commercially reasonable efforts to maintain the effectiveness of such registration for a period of one-hundred eighty (180) days.  Notwithstanding the foregoing, in no event shall any Investor be permitted to act as a Demanding Investor pursuant to the first sentence of this Section 5(a)(i) prior to the second anniversary of the Effective Time (and may not act as a Demanding Investor pursuant to the first sentence of this Section 5(a)(i) with respect to greater than fifty percent (50%) of the Registrable Stock held by such Investor (which shall, in the case of an Executive, only apply to the vested Registrable Stock so held) at the Effective Time prior to the date that is six months following the second anniversary of the Effective Time), unless otherwise approved by the Board; provided, that the restrictions contained in this sentence shall not apply to the JPMP Investor or the CPPIB Investor.

(ii)           Number of Demand Registrations.  Notwithstanding the foregoing Section 5(a)(i) and subject to the restrictions therein and herein, (A) only the JPMP Investor and the CPPIB Investor shall have the right to make Demand Registrations on Form S-1; the JPMP Investor shall be entitled to make no more than five (5) such Demand Registrations on Form S-1 and the CPPIB Investor shall be entitled to make no more than two (2) such Demand Registrations on Form S-1; and (B) each Investor shall have the right to an unlimited number of Demand Registrations of their respective Registrable Stock on Form S-3 or any equivalent or successor form under the Securities Act (provided the Company shall have qualified to use Form S-3 or any successor form under the Securities Act), but no more than two such Demand Registrations shall be effected within any twelve (12)-month period pursuant to this clause (B); provided, however, the Company need not effect a Demand Registration on behalf of any such Investor(s) unless such Investor(s) are requesting a Demand Registration with respect to an amount of Shares of Registrable Stock with an aggregate value to the public of at least twenty-five million dollars ($25,000,000) or, solely in the case of a Demand Registration made by Rockfield, of at least fifteen million dollars ($15,000,000).  The Company shall not be required to cause a registration pursuant to Section 5(a)(i) to be declared effective within a period of ninety (90) days after the date any other Company Registration Statement was declared effective pursuant to a Demand Registration request or a filing for the Company’s own behalf.  A Demand Registration may be withdrawn prior to the filing of the Registration Statement with respect to such Demand Registration by the Investor that made such Demand Registration request and a Registration Statement may be withdrawn prior to the effectiveness thereof by the Investor(s) holding a majority of the Registrable Stock included therein, and, in either such event, such withdrawal shall not be treated as a Demand Registration for purposes of this Section 5(a)(ii).  Notwithstanding the foregoing, any Investor may elect to withdraw from participation in any offering by notifying the Company at least 48 hours prior to the effective time of a registration statement.

(iii)          Priority on Demand Registrations.  If in any Demand Registration the managing underwriter or underwriters thereof if such registration is underwritten, advise the Company that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering, including an impact on the selling price and other terms of such offering (an “Underwriter Cutback”), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters can be sold without having a material adverse effect on the success of the offering (it being understood that the inclusion of any such additional Registrable Stock may be determined in and of itself to have a material adverse effect on the offering), as follows: first, the Registrable Stock which the Demanding Investor(s) and the JPMP Investor, the CPPIB Investor and Rockfield, to the extent that they have exercised “piggyback” registration rights pursuant to Section 5(a)(i) (the “First Priority Parties”) (pro rata among all such Demanding Investors and the First Priority Parties on the basis of the relative percentage of Registrable Stock then held by all Demanding Investors and the First Priority Parties who have requested that shares of Registrable Stock owned by them be so included) propose to sell; second, the Registrable Stock which the Investors, not including the Demanding Investor(s) and the First Priority Parties, (pro rata among all such Investors (which are not Demanding Investor(s) or the First Priority Parties) on the basis of the relative percentage of Registrable Stock then held by all Investors (which are not Demanding Investor(s) or the First Priority Parties) who have requested that Registrable Stock owned by them be so included) propose to sell (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of such Investors (which are not Demanding Investor(s)) or the First Priority Parties); third, the comparable securities of any Persons holding the Company’s securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities then held by all such Persons who have requested that securities owned by them be so included; and fourth, the securities proposed to be sold by the Company in such offering, if any.  For purposes of any Underwriter Cutback pursuant to this Section 5(a)(iii), all Registrable Stock proposed to be sold by any Investor (including the Demanding Investor(s)) shall also include any Registrable Stock proposed to be sold by the partners, retired partners, shareholders or Affiliates of such Investor, or the estates and family members of any such Investor or such partners or retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Investor or such partners, retired partners, trusts or Affiliates, and such Investor and other Persons shall be deemed to be a single selling Investor, and any pro rata reduction with respect to such Investor shall be based upon the aggregate amount of Registrable Stock proposed to be sold by all entities and individuals included in such selling Investor, as defined in this sentence.  Notwithstanding anything to the contrary in this Section 5(a), in no event shall any Investor (other than the CPPIB Investor) be entitled to register any Registrable Stock pursuant to this Section 5(a) in excess of its pro rata portion of the number of shares of Registrable Stock being registered in such offering by the JPMP Investor and its Permitted Transferees (which are Permitted Transferees as contemplated by clause (ii) of the definition of Permitted Transfer) on or before the date thereof (on the basis of the relative percentage of Registrable Stock held by such Investor and such

Permitted Transferees at the Effective Time against such percentage held by the JPMP Investor at the Effective Time) prior to the second anniversary of the date hereof, unless otherwise approved by the Board.

(iv)          Selection of Underwriters.  If a Demand Registration is to be an underwritten offering, the Demanding Investor(s) holding a majority of the Registrable Stock to be included in such Demand Registration will select a managing underwriter or underwriters, as may be reasonably approved by the Company.

(b)           Piggyback Registrations. If the Company proposes to register under the Securities Act any securities of the Company, whether or not for sale for its own account and other than pursuant to a Demand Registration (it being understood that an Investor may include its Registrable Stock in a registration effected pursuant to a Demand Registration in accordance with Section 5(a)), on a form and in a manner which would permit registration of the Registrable Stock held by an Investor for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Investor not later than thirty (30) days prior to the filing thereof (for the avoidance of doubt, the “piggyback” registration rights set forth in this Section 5(b) shall only apply to the extent that the registration of the Company’s securities is in connection with a sale of the Company’s securities for cash solely for capital raising purposes, and not any other type of registration, including, without limitation, registrations on Form S-8 or any successor form thereto relating to employee benefits plans or registrations relating to the issuance of Shares issued solely as consideration for bona fide acquisitions, business combinations, mergers or strategic alliances).  Following the second anniversary of the date hereof (or earlier with the approval of the Board), each Investor shall have the right to request that all or any part of its Registrable Stock be included in such registration; provided, that the JPMP Investor and the CPPIB Investor shall each have the right to request that all or any part of its Registrable Stock be included in such registration at any time; and provided, further, that if prior to the second anniversary of the date hereof the JPMP Investor includes any Registrable Stock in any registration, each Investor shall have the right to request that a portion of its Registrable Stock be included in such registration (which such portion shall not be in excess of the pro rata portion of the number of shares of Registrable Stock being registered in such offering by the JPMP Investor and its Permitted Transferees (which are Permitted Transferees as contemplated by clause (ii) of the definition of Permitted Transfer) on or before the date thereof (on the basis of the relative percentage of Registrable Stock held by such Investor at the Effective Time against such percentage held by the JPMP Investor and such Permitted Transferees at the Effective Time)).  Each Investor can make such a request by giving written notice to the Company within ten (10) Business Days after the receipt of the Company’s notice of the proposed registration; provided, however, that if the registration is an underwritten registration and there is an Underwriter Cutback, the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters can be sold without having a material adverse effect on the success of the offering (it being understood that the inclusion of any such additional Registrable Stock may be determined in and of itself to have a material adverse effect on the offering), as follows: first, the securities which the Company proposes to sell; second, the Registrable Stock of such Investors, pro rata among all such Investors on the basis of the relative percentage of Registrable Stock then held by all Investors who have requested that Registrable Stock owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Investors); and third, the comparable securities of any Persons holding the Company’s securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities then held by all such Persons who have requested that securities owned by them be so included.  Registrable Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Investor shall be sold to the prospective underwriters, on the terms and subject to the conditions of one or more underwriting agreements negotiated between the holders of Registrable Stock to which such Registration Statement relates, the Company and the prospective underwriters. Any Investor who holds Registrable Stock being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Investor.

(c)           Holdback Agreements; Suspension of Registration Statement.

(i)            Notwithstanding any other provision of this Section 5, each Investor agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable equally to all Investors) it will not (and it shall be a condition to the rights of each Investor under this Section 5 that such Investor does not) offer for Public Sale any Registrable Stock during the thirty (30) days before and a period not to exceed ninety (90) days after the effective date of any Registration Statement filed by the Company in connection with any underwritten Public Sale of securities of the Company (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, that in each case, no Investor shall object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely affect the success of the offering; and provided further, that no Investor shall be released from such restrictions as provided in this Section 5(c) unless all Investors are similarly so released pro rata based upon the relative number of Registrable Stock owned by such Investors at such time.

(ii)           If, at any time when a registration statement effected pursuant to this Section 5 is effective and a Prospectus relating thereto is required to be delivered under the Securities Act, the Company becomes aware that such Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such Prospectus are necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and, if applicable, the Company provides the Investors participating in such registration written notice thereof promptly after the Company makes such determination, the Investors shall suspend sales of Registrable Stock pursuant to such registration statement and the Company shall not be required to comply with its obligations under this Section 5 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) if applicable, ninety (90) days after the Investors’ receipt of such written notice.

(d)           Expenses.  Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Investors in connection with any registration under this Section 5 shall be borne by the Company, except that the following expenses shall be borne by the Investors incurring the same: (i) the costs and expenses of counsel to such Investor to the extent such Investor retains counsel (except the costs of one legal counsel for all Investors, which shall be selected by the JPMP Investor if the JPMP Investor is participating in such registration and otherwise by the holders of a majority of the Shares to be included in the registration), to the extent retained, which shall be borne by the Company); (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Investor’s Registrable Stock; and (iii) transfer taxes with respect to the Registrable Stock sold by such Investor.

(e)           Registration Procedures.  In connection with any registration of Registrable Stock under the Securities Act pursuant to this Agreement, the Company will consult with each Investor whose Registrable Stock is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Investor the form of underwriting agreement prior to the Company’s execution thereof and shall provide to such Investor and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Investor shall reasonably request in connection with its participation in such registration. The Company will furnish each Investor whose Registrable Stock is registered thereunder and each underwriter, if any, with a copy of the Registration Statement and will supply each such Investor and each underwriter, if any, with copies of any Prospectus included therein (including a preliminary prospectus), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration.  The Company shall not, however, be required to maintain the Registration Statement effective or to supply copies of a Prospectus for a period beyond ninety (90) days after the effective date of such Registration Statement (one-hundred eighty (180) days in the case of a Shelf Registration), or such longer period as is otherwise set forth herein or agreed to by the Company, and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a Registration Statement providing for the sale of Registrable Stock pursuant to its obligations under this Section 5, the Company will:

(i)            upon filing a Registration Statement or any Prospectus related thereto, furnish to the Investors whose Registrable Stock is covered by such Registration Statement and the underwriters, if any, copies of all such documents;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the ninety (90) day period (one-hundred eighty (180) days in the case of a Shelf Registration) referenced in Section 5(a)(i);

(iii)          cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(iv)          promptly notify the Investors and the managing underwriters, if any, and (if requested by any such Person or entity) confirm such advice in writing, (A) when any Prospectus has been filed, and, with respect to any Registration Statement, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement or a Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(vi)          if requested by the managing underwriters or an Investor, promptly incorporate into a Prospectus such information as the managing underwriters or the Investors holding a majority of the Registrable Stock being sold by Investors agree should be included therein relating to the sale of such Registrable Stock, including information with respect to the amount of Registrable Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Stock to be sold in such offering; and make all required filings of such Prospectus as soon as notified of the matters to be incorporated in such Prospectus;

(vii)         furnish to such Investor and each managing underwriter at least one (1) signed copy of the Registration Statement (including, for the avoidance of doubt, all documents incorporated therein by reference and all exhibits (including those incorporated by reference));

(viii)        deliver to such Investors and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) as such Persons may reasonably request;

(ix)           prior to any Public Sale of Registrable Stock, register or qualify or cause to be registered or qualified such Registrable Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Investor or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(x)            cooperate with the Investors and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Stock to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Stock to the underwriters;

(xi)           if any fact described in clause (E) of Section 5(e)(iv) exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xii)          cause all Registrable Stock covered by the Registration Statement to be listed on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed;

(xiii)         provide and cause to be maintained a transfer agent and registrar for all such Registrable Stock covered by such Registration Statement not later than the effective date of such Registration Statement;

(xiv)        obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent auditors in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Investors owning a majority of the Registrable Stock being registered in such offering, and furnish to each Investor participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Investor or underwriter;

(xv)         deliver promptly to each Investor participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Stock covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(xvi)        provide a CUSIP number for all Registrable Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xvii)       enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Stock, and to the extent required by the underwriter, participate in a road show arranged by the underwriter with Investors holding a majority of the Registrable Stock included in such Registration Statement;

(xviii)      make available for inspection by a representative of the Investors the Registrable Stock being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Investors or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

(xix)         otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Investors earning statements satisfying the provisions of Section 12(a) of the Securities Act no later than forty-five (45) days after the end of any twelve (12)-month period (or one-hundred twenty (120) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Stock of such Investor is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month periods; and

(xx)          take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Stock, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective Investors in presentations, meetings, road shows and due diligence sessions.

(f)            Conditions to Investor Rights; Indemnification by Investors.  It shall be a condition to each Investor’s rights hereunder to have Registrable Stock owned by it registered that:

(i)            such Investor shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Investor or the Registrable Stock owned by such Investor in connection with such registration which are reasonably requested by the Company;

(ii)           such Investor shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of FINRA or otherwise to effectuate the offering; and

(iii)          such Investor shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each Person, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling Person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, comparable in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Investor in writing and specifically for use in the Registration Statement or Prospectus in connection with such registration and with respect to such Investor’s failure to deliver Prospectuses as required under the Securities Act.

(g)           Indemnification and Contribution.

(i)            In the event of any registration under the Securities Act of any Registrable Stock of Investors pursuant to this Section 5, the Company hereby covenants and agrees to indemnify and hold harmless each Investor and their respective partners, directors, officers, employees, managers, members, agents, control persons (within the meaning of Section 15 of the Securities Act) and Permitted Transferees (collectively, “Indemnified Persons”) from and against any losses, claims, damages or liabilities, including reimbursement, as incurred, for legal and other reasonable expenses to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus contained therein (in the case of any Prospectus or preliminary prospectus, in light of the circumstances under which they were made) or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or preliminary prospectus, in light of the circumstances under which they were made); provided, however, that (i) the Company shall not be liable to a particular Investor in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Investor and furnished to the Company by or on behalf of such Investor specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration, the indemnity agreement contained in this Section 5(g)(i) shall not inure to the benefit of any Investor (and/or the Indemnified Persons related to such Investor) with respect to any losses, claims, damages or liabilities related to the purchase of Registrable Stock by a Person to the extent that a Prospectus relating to such Registrable Stock was required to be delivered by such Investor or underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Investor (and/or the Indemnified Persons related to such Investor) results from the fact that there was not delivered to such Person, at or prior to the written confirmation of the sale of such Registrable Stock to such Person, a copy of the final Prospectus (including any amendments and supplements thereto) if the Company had previously furnished a copy thereof to such Investor or underwriter; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Person. The Company shall also indemnify underwriters in connection with a disposition of Registrable Stock by the Investors, and such underwriters’ respective directors, officers and control persons (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the such Investors if requested by a majority of the Investors participating in the registration.

(ii)           In the event of any registration under the Securities Act of any Registrable Stock of Investors pursuant to this Section 5, each Investor, severally and not jointly, hereby covenants and agrees to indemnify and hold harmless the Company and its directors, officers, agents and control persons (within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Investor and furnished to the Company by or on behalf of such Investor specifically for inclusion therein; and, subject to the immediately preceding limitation, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Investor may otherwise have to the Company, its directors, officers or any of its control persons (within the meaning of Section 15 of the Securities Act).

(iii)          Promptly after receipt by an indemnified party under this Section 5(g) of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5(g), notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 5(g)(i) or (ii) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 5(g)(i) or (ii).  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5(g) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(iv)          The agreements contained in this Section 5(g) shall survive the sale of the Registrable Stock pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(v)           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to herein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party (including, in each case, that of their respective officers, directors, employees and agents) on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(g)(vi), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(g)(v).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(vi)          Notwithstanding the provisions of this Section 5(g), an Investor shall not be required to pay (through contribution or indemnity) any amount in excess of the amount by which (A) the total price at which the Registrable Stock sold to the Public by such indemnifying Investor and its Affiliates and Permitted Transferees exceeds (B) the amount of any damages which such indemnifying Investor and its Affiliates and Permitted Transferees have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(vii)         Notwithstanding anything to the contrary contained in this Section 5(g), this Section 5(g) shall not limit the fiduciary obligations of the Investors or their representatives who are directors serving on the Board.

(h)           Rule 144. The Company covenants that it will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder.  Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements and shall also take such other reasonable actions that are necessary to permit an Investor who is eligible to sell Shares pursuant to Rule 144 to sell such Shares in compliance with Rule 144.

(i)            Termination of Registration Rights.  Each Investor’s entitlement to registration rights pursuant to this Section 5 shall expire as to any share of  Registrable Stock upon (A) such Registrable Stock ceasing to be subject to this Agreement, (B) the sale of such Registrable Stock pursuant to an effective Registration Statement, (C) the sale of such Registrable Stock pursuant to Rule 144, or (D) the date upon which such Registrable Stock has been transferred to a Person who is not an Investor and in connection therewith, an unlegended stock certificate for such share has been issued and the sale of such share of Stock has been permitted absent registration under the Securities Act.  Furthermore, not earlier than the second anniversary of the Effective Time, any Person that has foreclosed in respect of, or holds securities as a result of a foreclosure in respect of, Rockfield’s financing of its Shares may elect by notice to the Company to cause the provisions of this Section 5 that might otherwise apply to cease to apply to such Person 20 days after the delivery of such notice; provided, that the provisions of Section 5(c) shall continue to apply to such Person until 90 days after the delivery of such notice.

(j)            Delay of Registration.  No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

SECTION 6.                          LEGEND ON CERTIFICATES

(a)                                  Legends.  To the extent applicable, each certificate representing one or more Shares held by any Investor shall bear each of the following legends until such time as the Shares represented thereby are no longer subject to the provisions hereof or, in the case of clause (i) below, at such time as Rule 144 or any similar exemption under the Securities Act is available for the sale of all such Investor’s shares during a three-month period without registration, without reference to Rule 144(k) under the Securities Act or with respect to any Shares acquired by an Investor at or after the Effective Time which are not “restricted securities” as defined in Rule 144:

(i)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)           “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 15, 2008, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(iii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

SECTION 7.                          DURATION OF AGREEMENT

This Agreement shall terminate and be of no further force or effect, except with respect to the provisions set forth in Sections 4, 5, 6, 7, 10, 11 and 12, upon the earlier to occur of (i) the unanimous agreement of the CPPIB Investor and the JPMP Investor; provided, that the approval of either such Investor shall not be required if such Investor is no longer entitled to appoint a director pursuant to Section 1(a) and (ii) the date on which both the JPMP Investors and the CPPIB Investors, and their respective Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer), no longer satisfy the conditions necessary to designate at least one (1) director to the Board pursuant to Section 1(a).  For the avoidance of doubt, in no event shall this Agreement apply to any transferee of Shares permitted pursuant to this Agreement unless such transferee becomes a party to this Agreement or this Agreement expressly provides that such transferee must become a party to, and be bound by, the terms of this Agreement.

SECTION 8.                          INFORMATION RIGHTS

(a)                                  Financial Statements and Other Information. The Company shall deliver to each Principal Investor and Rockfield (it being understood that Rockfield by notice to the Company may elect not to receive all or part of any of the following information):

(i)            as soon as is available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(ii)           as soon as is available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and any Subsidiaries of the Company as of the end of such year, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the year ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(iii)          to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports, current reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, actually prepared by the Company as soon as available.

(b)           Confidential Information.

(i)            From and after the date hereof, the Investors shall not and, in each case, shall cause each of their respective Permitted Transferees and other representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized representatives of the Company or, solely in the case of Rockfield, its financing sources (with respect to information provided pursuant to this Agreement only), or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Company, any confidential information obtained pursuant to this Section 8 of or relating to the business conducted by the Company, unless (i) compelled to disclose by judicial or administrative process or by other requirements of law or Governmental Authorities or (ii) disclosed in an action brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder; provided, however, that in the event disclosure is required by applicable law, the Investors shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order.  For purposes of this Section 8(b), “confidential information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder.

(ii)           The Investors, and in the event of a foreclosure by Rockfield’s financing sources as contemplated by Section 2(c), such financing sources, understand and agree that they may be in receipt of material, non-public information relating to the Company and if in such receipt agree to adhere to the insider trading policies of the Company applicable to executive officers of the Company as may be in effect from time to time, including, for the avoidance of doubt, reasonable and customary policies relating to permissible sales that may occur during “trading windows” (as such term is customarily used).

(c)           Other Information.

(i)            The Company and any Subsidiary of the Company shall provide to each Principal Investor, and as applicable create and/or generate, any information as a Principal Investor may reasonably request, including true and correct copies of all documents, reports, financial data and other information.

(ii)           The Company shall deliver to each Principal Investor, as soon as is available and in any event within thirty (30) days after the end of each month of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments.

(iii)          The Company shall inform each Principal Investor in advance, unless otherwise instructed by written notice from such Principal Investor, with respect to any significant corporate actions, including extraordinary dividends or distributions, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to its certificate of incorporation or bylaws.

(iv)          If no member, manager, officer, director or consultant of Rockfield is an officer or director of the Company and the financing sources of Rockfield existing on the date of this Agreement have requested that Rockfield and the Company provide such financing sources with information about the Company, such financing sources may, upon reasonable notice to the Company (but in no event more than once every six months), have access to the physical assets and personnel of the Company during normal business hours for a review in reasonable detail of results, operations and other information material to an investment in the Company; provided, that such access does not unreasonably disrupt personnel and operations of the business of the Company and shall be at Rockfield’s or such financing sources’ sole expense.  For the avoidance of doubt and without limitation to Rockfield’s general rights to enforcement hereunder, this Section 8(c)(iv) shall be enforceable by Rockfield and amendments, modifications, extensions or waivers of this Section 8(c)(iv) that are adverse to Rockfield’s financing sources shall be deemed adverse to Rockfield to the same extent.

SECTION 9.                            REGULATORY MATTERS

(a)                                  Cooperation of Other Stockholders.  Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and the JPMP Investor, a copy of which is attached hereto as Exhibit B, regarding regulatory matters (the “Amended and Restated Regulatory Sideletter”), including voting to approve the Certificate of Incorporation (and any amendments thereto), the Company’s bylaws or this Agreement in a manner reasonably acceptable to the Parties and the JPMP Investor entitled to make such request pursuant to the Amended and Restated Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Amended and Restated Regulatory Sideletter).

(b)                                 Covenant Not to Amend.  The Company and each Party agrees not to amend or waive the voting or other provisions of the Certificate of Incorporation, the Company’s bylaws or this Agreement if such amendment or waiver would cause the JPMP Investors to have a Regulatory Problem.  The JPMP Investors agree to notify the Company as to whether or not it would have a Regulatory Problem promptly after the JPMP Investors have notice of such amendment or waiver.

(c)                                  Exception.  Anything contained in this Section 9 to the contrary notwithstanding, no Investor shall be required under this Section 9 to take any action or abstain from taking any action that would adversely affect such Investor’s investment in the Company or reasonable expectations related to the transactions contemplated by such investment.

SECTION 10.                     EFFECTIVENESS OF AGREEMENT

This Agreement shall become effective at the Effective Time.  Prior to the Effective Time, this Agreement shall have no force or effect, and no Investor shall have any rights, obligations or claims against or with respect to the Company or any other Investor pursuant to this Agreement (it being understood that prior to the Effective Time, the Operating Agreement and Members’ Agreement shall remain in full force and effect).

SECTION 11.                     DEFINITIONS

(a)                                  As used in this Agreement, the following terms have the following meanings:

“3% Owner” has the meaning set forth in the definition of Independent Third Party below.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Fund” means, (i) with respect to any specified Person, an investment fund that is an Affiliate of such Person (including entities investing solely on behalf of the Investor or such fund) or an entity that is directly or indirectly wholly-owned by such Investor or one or more of such funds (other than a portfolio company of any such fund) and (ii) with respect to CPPIB, any other wholly-owned Subsidiary of the Canada Pension Plan Investment Board.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Regulatory Sideletter” has the meaning set forth in Section 9(a).

“Amended Drag-Along Notice” has the meaning set forth in Section 3(b).

“Audit Committee” has the meaning set forth in Section 1(d).

“Board” has the meaning set forth in Section 1(a)(i).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) or any successor provision of the Internal Revenue Code of 1986, as in effect from time to time.

“Class I” has the meaning set forth in Section 1(c).

“Class II” has the meaning set forth in Section 1(c).

“Class III” has the meaning set forth in Section 1(c).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Compensation Committee” has the meaning set forth in Section 1(d).

“Competitive Opportunity” has the meaning set forth in Section 12(b).

“Controlled Company Disqualification” means the first anniversary following the first date on which the Company ceases to qualify as a “Controlled Company” as defined under the NASDAQ Manual Section 4350(c)(5).

“Convertible Securities” means any evidence of indebtedness, shares of stock or other securities (other than Options or Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“CPPIB Designee” has the meaning set forth in Section 1(a)(ii)(B).

“CPPIB Investor” means CPP Investment Board (USRE II) Inc.

“Demand Notice” has the meaning set forth in Section 5(a)(i).

“Demand Registration” has the meaning set forth in Section 5(a)(i).

“Demanding Investor” has the meaning set forth in Section 5(a)(i).

“Drag-Along Notice” has the meaning set forth in Section 3(b).

“Drag-Along Sellers” has the meaning set forth in Section 3(a).

“Drag-Along Transferee” has the meaning set forth in Section 3(a).

“Effective Time” means the time and date of the consummation of the Initial Public Offering.

“Eligible Shares” has the meaning set forth in Section 4(b).

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

“Executive” means each of Charles Hinckley, Walt Howard, John M. Quirke, Thomas Swank, Christopher Lowe, C. Kay Mann and any other Named Executive Officer (as defined in Item 402 of Regulation S-K) of the Company.

“Exit Sale” has the meaning set forth in Section 3(a).

“FINRA” means the Financial Industry Regulatory Authority.

“First Independent Director” has the meaning set forth in Section 1(a)(ii)(E).

“First Priority Parties” has the meaning set forth in Section 5(a)(iii).

“Governmental Approval” means, with respect to any Transfer of Shares, any consent or other action by, or filing with, any Governmental Authority required in connection with such Transfer and the expiration or early termination of any applicable statutory waiting period in connection with such action or filing.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Indemnitees” has the meaning set forth in Section 12(r).

“Indemnified Liabilities” has the meaning set forth in Section 12(r).

“Indemnified Persons” has the meaning set forth in Section 5(g)(i).

“Independent Director” has the meaning set forth in Section 1(a)(ii)(E).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own, either directly or through one or more intermediaries, in excess of 3% of the Shares (any Person owning in excess of 3% of the Shares being referred to herein as a “3% Owner”) and (ii) is not an Affiliate of any such 3% Owner.

“Initial Investor Shares” means that number of Shares held by an Investor immediately following the Effective Time, as the same may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events.

“Initial Public Offering” has the meaning set forth in the Recitals.

“Investor” or “Investors” has the meaning set forth in the preamble.

“JPMP Designee” has the meaning set forth in Section 1(a)(ii)(A).

“JPMP Investor” means JPMP Noble Wind Energy, LLC.

“Litigation” has the meaning set forth in Section 12(e).

“Major Sale” means any one of the following: (i) a change in the ownership or control of the Company effected through a transaction or series of transactions (including by way of merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the Stock then outstanding, or of Shares possessing more than fifty percent (50%) of the total combined voting power of the Stock outstanding, in either case immediately after such transaction or series of transactions; or (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of a transaction that would not be deemed a Major Sale pursuant to clause (i) above), in one or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Subsidiaries taken as a whole, to any “person” (as defined above).

“Members’ Agreement” has the meaning set forth in the recitals.

“Necessary Action” means, with respect to a specified result, all actions (to the extent permitted by applicable law) necessary to cause such result, including (i) voting or providing written consent or proxy with respect to any Shares, (ii) calling and attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of stockholders’ resolutions and amendments to the Certificate of Incorporation or the Company’s bylaws, (iii) executing agreements and instruments and (iv) making, or causing to be made, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” has the meaning set forth in Section 1(d)(ii).

“Non-Selling Investor” has the meaning set forth in Section 4(b).

“Offered Shares” has the meaning set forth in Section 2(d).

“Operating Agreement” has the meaning set forth in the recitals.

“Options” means any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

 “Other Investors” means all Investors that are not the CPPIB Investor or the JPMP Investor, and their Permitted Transferees (as contemplated by clause (ii) of the definition of Permitted Transfer).

“Party” and “Parties” has the meaning set forth in the preamble.

“Permitted Transfer” means:  (i) a Transfer approved by the Requisite Stockholder Majority, (ii) a Transfer to an Affiliated Fund of such Investor or, in the case of an Investor who is also an Executive, a Transfer to a trust for estate planning purposes solely for the benefit of such Executive and/or his or her spouse, children or grandchildren, parents, grandparents or siblings; (iii) a Transfer made by the JPMP Investor pursuant to and in accordance with the Amended and Restated Regulatory Sideletter; or (iv) a Transfer made pursuant to the registration rights as set forth in Section 5; provided that such transferee, in the case of clauses (i), (ii) and (iii) above shall agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of and to be deemed to be an Investor for purposes of this Agreement; provided, further, that such transferee in the case of clause (iii) above shall agree in writing with the Parties to be bound by, and to comply with this Agreement other than Section 9.  For the avoidance of doubt, (A) any Permitted Transfer by the JPMP Investor or the CPPIB Investor (or their Permitted Transferees) made pursuant to clause (i) of this definition is subject to the provisions of Section 4, and (B) a transferee of Shares may, but shall not be required to (unless otherwise provided above), agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of and to be deemed to be an Investor for purposes of this Agreement.

“Permitted Transferee” means any Person who acquires Shares pursuant to clauses (i) and (ii) of the definition of Permitted Transfer; provided, that a Permitted Transferee that has acquired Shares pursuant to clause (ii) of the definition of Permitted Transfer shall no longer be considered a Permitted Transferee for purposes of Sections 1 and 3 at the time such Permitted Transferee ceases to be an Affiliated Fund of the relevant transferor.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Potential Transaction” has the meaning set forth in Section 5(a)(i).

“Principal Investor” means the JPMP Investor and the CPPIB Investor; provided, that any Principal Investor shall cease to be a Principal Investor at such time as when such Principal Investor ceases to hold Shares representing at least twenty-five percent (25%) of the Initial Investor Shares held by such Principal Investor (in each case, as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata selldowns or similar events).  If at any time there is only one (1) Principal Investor, references in this Agreement to “the Principal Investors” or “each Principal Investor” shall mean that sole Principal Investor then remaining.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by such Registration Statement, and all other exhibits, amendments and supplements to the Prospectus, including, without limitation, post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Sale” means a Transfer pursuant to (i) a bona fide public offering pursuant to an effective registration statement filed under the Securities Act or (ii) Rule 144 (other than in a privately negotiated sale).

“Registrable Stock” means, with respect to any Investor, all Stock held by such Investor, including any Stock received, directly or indirectly, with respect to or in exchange of, or substitution for or conversion of such Stock, including by way of dividend or distribution, recapitalization, merger, consolidation or other reorganization, other than Stock (w) that has not yet vested in accordance with its terms, (x) sold by an Investor in a transaction in which such Investor’s rights under this Agreement are not assigned, (y) sold pursuant to an effective registration statement under the Securities Act or (z) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Shares pursuant to the provisions herein, including, without limitation, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulatory Problem” has the meaning set forth in the Amended and Restated Regulatory Sideletter.

“Required Sellers” has the meaning set forth in Section 3(a).

“Requisite Stockholder Majority” means, at the time of approval or consent, the approval or consent of the Principal Investors, provided, however, if the Principal Investors do not agree to provide or reject any action, then the Principal Investor that holds more Shares shall be entitled to give such consent or approval unilaterally; provided, further, that if there is no Principal Investor, then the Requisite Stockholder Majority shall mean the approval of the Investors holding Shares with a majority of the voting power of the Shares held by all Investors.

“Rockfield” means Rockfield Noble Holding, LLC.

“Rule 144” means Rule 144, or any successor thereto, promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“Shares” means (a) all shares of Stock, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).  For the avoidance of doubt, “Shares” shall include all Shares issued to an Investor after the Effective Time, which such Shares shall be subject to the rights and restrictions set forth in this Agreement, including any Shares issued to Charles Hinckley or any of his designees under the employment agreement in effect between Charles Hinckley and the Company or acquired through any Company-based directed share program.

“Shelf Registration” shall mean a registration which covers the Registrable Stock requested to be included therein pursuant to the provisions of Section 5(a)(i) on an appropriate form or any similar successor or replacement form pursuant to Rule 415 of the Securities Act, and which form shall be available for the sale of the Registrable Stock in accordance with the intended method or methods of distribution thereof.

“Stock” means Common Stock, together with any other classes or series of equity securities of the Company.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Successor Entity” has the meaning set forth in Section 12(k).

“Tag-Along Election Period” has the meaning set forth in Section 4(b).

“Tag-Along Rights” has the meaning set forth in Section 4(b).

“Tag-Along Seller” has the meaning set forth in Section 4(a).

“Tag-Along Transferee” has the meaning set forth in Section 4(b).

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, including any Transfer of a voting or economic interest in securities or other property; and “Transferring” or “Transferred” have correlative meanings.  If any Permitted Transferee which acquired Shares pursuant to clause (ii) of the definition of Permitted Transfer shall cease to be an Affiliated Fund of the relevant transferor, it shall be deemed a Transfer by the relevant transferor of all such Shares as of the date on which the Permitted Transferee ceases to be an Affiliated Fund.

“Transfer Notice” has the meaning set forth in Section 2(d).

“Underwriter Cutback” has the meaning set forth in Section 5(a)(iii).

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Stock or Convertible Securities.

SECTION 12.       MISCELLANEOUS

(a)           Successors, Assigns and Transferees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part, (whether by operation of law, stock sale, merger, consolidation or otherwise), without the prior written consent of the Parties, and any attempt to make such assignment without such written consent shall be null and void.  Notwithstanding the foregoing, a Party may assign its rights, interests and obligations hereunder to a transferee of Shares hereunder without obtaining the prior written consent of the Parties solely in connection with (x) Transfers of Shares to a Permitted Transferee made in compliance with the provisions of this Agreement or (y) any foreclosure on or in connection with the pledge of member interests of Rockfield to its financing sources in existence (or specifically contemplated) on the date hereof or permitted assignees thereof and the pledge of the Shares held by Rockfield to its financing sources in existence (or specifically contemplated) on the date hereof or permitted assignees thereof.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and permitted assigns and any other Permitted Transferee of Shares hereunder and shall also apply to any Shares acquired by Investors after the date hereof.

(b)           Competitive Opportunity.  If any Investor or any of its Affiliates acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy, in each case, in a jurisdiction other than in the United States of America (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the

Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Investor (other than any such Investor who is bound by any employment, consulting, non-competition or other agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such Investor’s (and its agents’, partners’ or affiliates’) own account and benefit or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company.

(c)           Specific Performance.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement, and each Party agrees to waive any requirement for the security or posting of any bond in connection with  such remedy.  The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts which would result in the application of the laws of another jurisdiction, of the State of New York.

(e)           Submission to Jurisdiction; Waiver of Jury Trial.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of both (x) the Supreme Court of the State of New York and (y) the United States District Court for the Southern District of New York for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such court), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York and (y) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(f)            Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(g)           Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement shall be deemed received when actually received if personally delivered, when transmitted, if transmitted by facsimile with electronic confirmation, the day after it is sent, if sent for next day delivery and upon receipt, if sent by mail.  All such notices, requests and consents shall be delivered as follows:

(i)

if to the Company, addressed to it at:

Noble Environmental Power, LLC
8 Railroad Avenue, Suite 8
Essex, Connecticut 06426
Attention: General Counsel
Telephone:	860-581-5100
Facsimile:	860-767-7198

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Fax: (212) 751-4864
Attn: David S. Allinson

and

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004
Fax: (202) 637-2201
Attn: John Sachs

and

(ii) if to an Investor, in accordance with the address of each such other Investor on Schedule 1 hereto (or to the address on the signature page of such other Investor).

(h)           Recapitalization, Exchange, Etc. Affecting the Company’s Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k)           Amendment.  This Agreement may be amended, modified or extended, and the terms, conditions and provisions hereof may be waived, only by a written agreement approved by the Requisite Stockholder Majority; provided, that the written consent of each other Party or Parties shall be required for any such amendment, modification, extension or waiver that, individually in the aggregate with all other amendments, modifications, extensions and waivers, disproportionately affects (including by the withholding of a benefit) in any material and adverse manner such Party or Parties or their rights or obligations hereunder relative to the other Parties and provided, further, that Sections 2(c), 5(i), 8(b)(ii), 12(a)(y) and the first sentence of this Section 12(k) of this Agreement may not be amended, modified, extended or waived without the written consent of Rockfield; provided, further, that all Parties hereunder shall have reasonable prior notice of any and all proposed amendments, modifications, extensions or waivers of to the terms, conditions and provisions hereof.  At any time hereafter, Persons acquiring Shares in compliance with the provisions of this Agreement may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.  Except as otherwise provided herein, in the event that (A) the Company or any successor or assign consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, (B) the Company or any successor or assign transfers all or substantially all of its properties and assets to any Person, or (C) a sale of the Company is consummated pursuant to Section 3 and the Investors receive non-publicly traded equity securities in connection with such transaction, then in the case of either (A) or (B), proper provision shall be made and all Investors shall execute such documents and agreements as reasonably requested by the Principal Investors so that this Agreement shall be given full force and effect with respect to such surviving corporation or entity or such Person that acquires all or substantially all of the properties and assets of the Company or any successor or assign (any such surviving corporation, entity or Person, a “Successor Entity”), as the case may be, and the rights and obligations of each Party hereto shall continue in full force and effect such that each Party shall have the same rights and obligations with respect to the applicable Successor Entity and its securities as it has with respect to the Company and the Shares, and in the case of (C) proper provision shall be made and all Investors shall execute such documents and agreement as reasonably requested by the Principal Investors so that the provisions of Section 2, Section 3, Section 4 and Section 5 shall survive (as may be amended as reasonably determined by the Principal Investors) with respect to such non-publicly traded equity securities.  Without any approval of any Investors, the Company shall be permitted, but not obligated, to amend this Agreement following the Effective Time for the purpose of changing references to Noble Environmental Power, LLC to instead refer to a successor entity, as well as any conforming changes that are required in such context.  Notwithstanding anything to the contrary contained in this Section 12(k), this Section 12(k) shall not limit the fiduciary obligations of the Investors or their representatives who are serving as members of the Board.

(l)            Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Investor of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Shares.

(m)          Integration.  This Agreement and the Amended and Restated Regulatory Sideletter constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

(n)           Further Assurances.  In connection with this Agreement and the transactions contemplated thereby, each Investor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

(o)           Interpretation.

(i)            This Agreement shall be deemed to be collectively prepared by the Parties, and no ambiguity herein shall be construed for or against any Party based upon the identity of the author of this Agreement or any provision hereof.   All references to “$” or “dollars” shall be to the lawful currency of the United States.

(ii)           Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereunder” and derivative or similar words refer to this entire Agreement and not any particular Section in which such words appear; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the word “including” shall mean “including, without limitation;” (f) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; (g) the word “or” shall be disjunctive but not exclusive; and (h) the phrase “including” shall be deemed to be followed by “without limitation.”

(iii)          References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(iv)          References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(p)           No Third Party Beneficiaries.  Neither this Agreement, nor any provision contained herein, shall create a third-party beneficiary relationship or otherwise confer any right, entitlement or benefit upon any Person other than the Parties to this Agreement and their permitted assigns.

(q)           No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any Investor or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any Investor or any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(r)            Indemnification.  The Company hereby covenants and agrees to indemnify, exonerate and hold each of the JPMP Investor, the CPPIB Investor and Rockfield, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, trustees, managers, controlling Persons, employees and agents (and, solely in connection with the Initial Public Offering, any Charitable Organization which has received Shares as a distribution, either directly or indirectly, from such JPMP Investor or CPPIB Investor) of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by any of the Indemnitees before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Initial Public Offering and any other transaction to which the Company is a party or any other circumstance with respect to the Company (other than any such Indemnified Liabilities to the extent that such Indemnified Liabilities arise out of any breach by such Indemnitee or its associated or affiliated Indemnitees or other related Persons as determined by a court of competent jurisdiction in a final nonappealable judgment of this Agreement or any other agreements or instruments to which such Indemnitee is or becomes a party or otherwise becomes bound) or (ii) operations of, or services provided by any of the Indemnitees to, the Company from time to time; provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the Company for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. The Company agrees to pay or reimburse each Investor for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursement and expenses) incurred by such Investor in connection with (i)  any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement, (ii) the consent of such Investor to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement and (iii) the enforcement by such Investor of any right granted to it or provided for hereunder.    Notwithstanding anything to the contrary contained in this

Section 12(r), this Section 12(r) shall not limit the fiduciary obligations of the Investors or their representatives who are serving as members of the Board.

(s)           Termination of Certain Other Agreements. The parties hereto agree that, effective as of the Effective Time, the Operating Agreement and the Members’ Agreement shall be terminated and of no further force or effect without any further action on the part of any party, and each party thereto hereby releases each other party thereto from all rights and obligations under the Operating Agreement and the Members’ Agreement effective as of the Effective Time.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date first above written.

NOBLE ENVIRONMENTAL POWER, LLC

By:	/s/ Walter Q. Howard
Name: Walter Q. Howard
Title: President and Chief Executive Officer

JPMP Investor

JPMP WIND ENERGY (NOBLE), LLC

By:	JPMP Wind Energy, LLC
Its Sole Member

By:	CCMP Capital Advisors, LLC
As Attorney in Fact

By:	/s/ Christopher Behrens
Name: Christopher Behrens
Title: Managing Director

CPPIB Investor:

CPP INVESTMENT BOARD (USRE II) INC.

By:	/s/ Andre Bourbonnais
Name: Andre Bourbonnais
Title: Authorized Signatory

By:	/s/ John Breen
Name: John Breen
Title: Authorized Signatory

ROCKFIELD NOBLE HOLDING, LLC

By:	/s/ Charles C. Hinckley
Name: Charles C. Hinckley
Title: Manager

[STOCKHOLDERS AGREEMENT]

Executive Investors:

/s/ Charles C. Hinckley
Charles C. Hinckley

CC HINCKLEY CO, LLC

By:	/s/ Charles C. Hinckley
Name: Charles C. Hinckley
Title:

CHARLES C. HINCKLEY 2006 TRUST

By:	/s/ Charles C. Hinckley
Name: Charles C. Hinckley
Title:

EMILY ANN HINCKLEY 2006 TRUST

By:	/s/ Charles C. Hinckley
Name: Charles C. Hinckley
Title:

HINCKLEY FAMILY 2006 TRUST

By:	/s/ Charles C. Hinckley
Name: Charles C. Hinckley
Title:

[STOCKHOLDERS AGREEMENT]

/s/ Walter Q. Howard
Walter Howard

/s/ John M. Quirke
John M. Quirke

THE QUIRKE DOWNES TRUST

By:	/s/ John M. Quirke
Name: John M. Quirke
Title:

THE QUIRKE FAMILY TRUST

By:	/s/ John M. Quirke
Name: John M. Quirke
Title:

/s/ Thomas Swank
Thomas Swank

/s/ Christopher Lowe
Christopher Lowe

/s/ C. Kay Mann
C. Kay Mann

[STOCKHOLDERS AGREEMENT]

SCHEDULE 1

SCHEDULE OF INVESTORS AND ADDRESSES

INVESTOR	ADDRESS
JPMP Wind Energy (Noble), LLC	c/o CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167
	Attention:	Christopher Behrens
John Warner
	Telephone:	212-600-9673
	Facsimile:	917-464-4911

CPP Investment Board (USRE II) Inc.	c/o Canada Pension Plan Investment Board
One Queen Street East
Suite 2700
Toronto, Ontario M5C 2W5
	Attention:	Andre Bourbonnais
Robert Grossi
	Telephone:	416-868-8582
	Facsimile:	416-868-8684

Rockfield Noble Holding, LLC*	26 Riverview Street
Essex, CT 06426
	Telephone:	860-767-8554
	Facsimile:	860-767-7198

Charles C. Hinckley*	26 Riverview Street
CC Hinckley Co, LLC*	Essex, CT 06426
Charles C. Hinckley 2006 Trust*	Telephone:	860-767-8554
Ellen Ann Hinckley 2006 Trust*	Facsimile:	860-767-7198
Hinckley Family 2006 Trust*

Walter Howard	13 Nott Lane
Essex, CT 06426

John M. Quirke	23 Haywagon Drive
The Quirke Downes Trust	Old Lyme, CT 06371
The Quirke Family Trust	Telephone:	860-395-7014
	Facsimile:	860-767-7198

Thomas Swank	110 Randi Drive
Madison, CT 06443
	Telephone:	203-245-0437
	Facsimile:	860-767-7198

INVESTOR	ADDRESS
Christopher Lowe	666 Greenwich Street, # 521
New York, NY 10014

C. Kay Mann	81 Whippoorwill Road
Old Lyme, CT 06371

*A COPY OF A NOTICE TO ANY OF THESE INVESTORS SHALL BE SENT TO:

Taft Stettinius & Hollister LLP, 425 Walnut Street, Cincinnati, OH 45202, Attn: Gerald S. Greeneberg, 513-357-9670, FAX 513-381-0205